EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 333-67934, 333-67936, 333-68018, 333-85544, 333-105908, 333-105909, 333-133009, 333-138445, 333-145112, 333-148261, 333-152888 and 333-161248 on Form S-8 of ARRIS Group, Inc. of our report dated November 5, 2009, relating to the consolidated financial statements of Digeo, Inc. as of and for the year ended December 31, 2008, appearing in this Current Report on Form 8-K of ARRIS Group, Inc.
/s/ Deloitte & Touche LLP
Seattle, Washington
December 2, 2009